Exhibit 99.1

The Oncology Institute Announces $16.5 million Private Placement

CERRITOS, Calif., March 24, 2025 (GLOBE NEWSWIRE) -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today announced it has entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors for a private placement that is expected to result in gross proceeds of approximately $16.5 million, before deducting placement agent fees and offering expenses (the “Private Placement”). The Private Placement includes participation from existing investors, as well as members of the Company’s management team and Board of Directors and is expected to close on March 26, 2025, subject to customary closing conditions.

Pursuant to the terms of the Securities Purchase Agreement, the Company will issue to purchasers in the Private Placement units consisting of two shares of common stock (or pre-funded warrants in lieu thereof) and common warrants to purchase one share of common stock (or pre-funded warrants) of the Company at a price of $2.2084 per unit (or $2.2082 in the case of units consisting of pre-funded warrants). The pre-funded warrants will have an exercise price of $0.0001 per share until exercised in full, and the common warrants will have an exercise price of $1.1980 per share.

All of the securities to be issued in the Private Placement will be offered by the Company.

In connection with the Private Placement, investment funds affiliated with Deerfield Management Company, L.P. (“Deerfield”), an investment firm committed to advancing healthcare and an existing investor in the Company, has entered into an exchange agreement pursuant to which Deerfield has agreed to exchange approximately $4.1 million aggregate principal amount of the Company’s senior secured convertible notes held by Deerfield in exchange for 37,232.83 shares of common-equivalent preferred stock (convertible into 3,723,283 shares of Common Stock) and warrants to purchase 1,861,642 shares of common stock at the same prices being paid by the investors in the Private Placement.

The proceeds from the Private Placement will be used to support organic growth and working capital needs.

BTIG is acting as sole placement agent in connection with the Private Placement. Latham & Watkins LLP is acting as legal advisor to TOI. DLA Piper LLP (US) is acting as legal advisor to BTIG. Katten Muchin Rosenman LLP is acting as legal advisor to Deerfield.

The offer and sale of the foregoing securities will be made by TOI in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder, or in the case of the exchange transaction with Deerfield Section 3(a)(9) of the Act, and such securities have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. TOI has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission for purposes of registering the resale of the common stock issued or issuable in connection with the Private Placement and the exchange agreement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor are there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About The Oncology Institute

Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of over 1.8 million patients including clinical trials, transfusions, and other services traditionally associated with the most advanced care delivery organizations. With over 120 employed clinicians and more than 700 teammates in over 70 clinic locations, TOI is changing oncology for the better.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the completion, timing, size, expected proceeds and the use of proceeds from the Private Placement, including expected proceeds from the exercise of the common warrants and uses of such proceeds, expectations regarding timing of profitability and potential demand for our care model and other financial and performance metrics and projections of market opportunity and expectations that are not historical fact. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to address the need to meet stock exchange continued listing standards and the possibility that the Company may have to effect a reverse stock split; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media

The Oncology Institute, Inc.
Jaime Valles
marketing@theoncologyinstitute.com

Investors

Solebury Strategic Communications

investors@theoncologyinstitute.com